EXHIBIT 99.1

Marlin Business Services Corp. Reports Second Quarter 2013 Earnings Growth and Increases Its Cash Dividend to $0.11 Per Share

Second Quarter:

  Net income of $4.5 million for the second quarter of 2013, an increase of 50% compared to the second quarter of 2012
  New lease originations of $91.4 million for the second quarter of 2013
  Risk adjusted net interest and fee margin of 11.93% for the quarter
  $461.5 million of insured deposits, up 63% year-over-year
  Strong capital position, equity to assets ratio of 26.68%
  Total risk-based capital ratio of 30.86%

MOUNT LAUREL, N.J., July 30, 2013 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported second quarter 2013 net income of $4.5 million, or $0.34 per diluted share. Net income improved 50%, or $0.11 per diluted share over second quarter 2012. For the six-month period ended June 30, 2013, net income was $8.1 million, or $0.63 per diluted share.

"Our performance results reflect upon the favorable growth trends and attractive operating metrics of our business," says Daniel P. Dyer, co-founder and Chief Executive Officer. "We continue to see attractive growth opportunities by focusing on serving small and midsize businesses and their credit financing needs by delivering quality products with exceptional service," says Dyer.

Second quarter 2013 lease production was $91.4 million based on initial equipment cost, 13% higher than first quarter 2013 and 14% higher than the second quarter of 2012.

Net interest and fee margin of 13.4% is down 14 basis points from the first quarter of 2013 and is up 14 basis points from the second quarter of 2012. The Company's cost of funds improved 12 basis points from the first quarter of 2013 and 84 basis points from the second quarter of 2012. The improvement resulted from the Company's use of lower-cost insured deposits issued by the Company's subsidiary, Marlin Business Bank, as its primary funding source.

The allowance for credit losses as a percentage of total finance receivables is 1.25% at June 30, 2013, and represents 218% of total 60+ day delinquencies.

Leases over 30 days delinquent were 0.95% of the Company's lease portfolio as of June 30, 2013, 4 basis points lower than the first quarter of 2013. Leases over 60 days delinquent were 0.50% of the Company's lease portfolio as of June 30, 2013, down 7 basis points from 0.57% at March 31, 2013. Second quarter net charge-offs were 1.55% of average total finance receivables versus 1.25% for the quarter ended March 31, 2013 and 1.04% a year ago.

The Company's efficiency ratio was 53.0% for the quarter ended June 30, 2013, compared to 54.7% at March 31, 2013 and 60.0% at June 30, 2012.

The Company's consolidated equity to assets ratio is 26.68%. Our risk based capital ratio is 30.86%, which is well above regulatory requirements.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlinfinance.com.

The Board of Directors of Marlin Business Services Corp. declared a $0.11 per share quarterly dividend, an increase of 10% over the prior quarter. The dividend is payable August 21, 2013, to shareholders of record on August 9, 2013. Based on the closing stock price on July 29, 2013, the annualized dividend yield on the Company's common stock is 1.84%.

Conference Call and Webcast

We will host a conference call on Wednesday, July 31, 2013 at 9:00 a.m. ET to discuss the Company's second quarter 2013 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2013	2012

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$3,916	$2,472
Interest-earning deposits with banks	81,914	62,498
Total cash and cash equivalents	85,830	64,970
Restricted interest-earning deposits with banks	1,786	3,520
Securities available for sale (amortized cost of $5.8 million and $4.8 million at June 30, 2013 and December 31, 2012, respectively)	5,544	4,845
Net investment in leases and loans	556,309	503,017
Property and equipment, net	2,122	1,970
Property tax receivables	4,692	397
Other assets	23,256	23,629
Total assets	$679,539	$602,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$461,516	$378,188
Long-term borrowings	1,021	15,514
Other liabilities:
Sales and property taxes payable	7,687	4,505
Accounts payable and accrued expenses	10,586	12,062
Net deferred income tax liability	17,454	17,829
Total liabilities	498,264	428,098

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,901,597 and 12,774,829 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	129	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	89,163	87,494
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive income (loss)	(152)	55
Retained earnings	92,137	86,575
Total stockholders' equity	181,275	174,250
Total liabilities and stockholders' equity	$679,539	$602,348

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

	(Dollars in thousands, except per-share data)

Interest income	$15,732	$12,831	$30,789	$24,883
Fee income	3,148	2,774	6,323	5,889
Interest and fee income	18,880	15,605	37,112	30,772
Interest expense	1,166	1,792	2,422	3,922
Net interest and fee income	17,714	13,813	34,690	26,850
Provision for credit losses	1,893	1,031	4,057	2,133
Net interest and fee income after provision for credit losses	15,821	12,782	30,633	24,717

Other income:
Insurance income	1,246	1,021	2,386	2,030
Gain (loss) on derivatives	(2)	2	(2)	(3)
Other income	400	363	814	667
Other income	1,644	1,386	3,198	2,694
Other expense:
Salaries and benefits	6,355	5,633	12,942	12,695
General and administrative	3,900	3,489	7,443	6,783
Financing related costs	274	186	513	387
Other expense	10,529	9,308	20,898	19,865
Income before income taxes	6,936	4,860	12,933	7,546
Income tax expense	2,469	1,872	4,815	2,909
Net income	$4,467	$2,988	$8,118	$4,637

Basic earnings per share	$0.35	$0.24	$0.63	$0.37
Diluted earnings per share	$0.34	$0.23	$0.63	$0.36

Cash dividends declared and paid per share	$0.10	$0.06	$0.20	$0.12

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013

Net Income:
Net Income	$2,988	$3,415	$3,645	$3,651	$4,467

Annualized Performance Measures:
Return on Average Assets	2.29%	2.50%	2.48%	2.38%	2.74%
Return on Average Stockholders' Equity	7.17%	8.08%	8.44%	8.35%	9.98%

EPS Data:
Net Income Allocated to Common Stock	$2,861	$3,270	$3,497	$3,516	$4,292
Number of Shares - Basic	12,172,628	12,186,832	12,238,081	12,301,998	12,365,622
Basic Earnings per Share	$0.24	$0.27	$0.29	$0.29	$0.35

Number of Shares - Diluted	12,240,154	12,280,123	12,331,766	12,394,959	12,461,892
Diluted Earnings per Share	$0.23	$0.27	$0.28	$0.28	$0.34

Cash Dividends Declared per share	$0.06	$0.08	$0.08	$0.10	$0.10

New Asset Production:
# of Sales Reps	106	112	114	118	121
# of Leases	6,172	6,227	6,500	6,293	6,931
Leased Equipment Volume	$80,442	$81,623	$87,771	$80,944	$91,448

Approval Percentage	68%	67%	67%	67%	67%

Average Monthly Sources	1,128	1,117	1,207	1,132	1,247

Implicit Yield on New Leases	13.19%	12.97%	12.56%	12.29%	12.34%

Net Interest and Fee Margin:
Interest Income Yield	12.28%	12.20%	12.15%	11.98%	11.86%
Fee Income Yield	2.66%	2.64%	2.63%	2.52%	2.38%
Interest and Fee Income Yield	14.94%	14.84%	14.78%	14.50%	14.24%
Cost of Funds	1.72%	1.33%	1.24%	1.00%	0.88%
Net Interest and Fee Margin	13.22%	13.51%	13.54%	13.50%	13.36%

Average Total Finance Receivables	$417,794	$448,691	$474,225	$502,850	$530,463
Average Net Investment in Leases	$417,342	$448,211	$473,699	$502,330	$529,910

End of Period Net Investment in Leases	$442,781	$471,545	$502,496	$525,381	$555,701

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.70%	0.87%	0.92%	0.99%	0.95%
30+ Days Past Due Delinquencies	$3,560	$4,713	$5,296	$5,974	$6,033

60+ Days Past Due Delinquencies	0.27%	0.40%	0.42%	0.57%	0.50%
60+ Days Past Due Delinquencies	$1,385	$2,173	$2,444	$3,415	$3,179

Net Charge-offs - Total Finance Receivables	$1,090	$1,003	$1,493	$1,568	$2,058
% on Average Total Finance Receivables
Annualized	1.04%	0.89%	1.26%	1.25%	1.55%

Allowance for Credit Losses	$5,197	$5,608	$6,488	$7,084	$6,919
% of 60+ Delinquencies	375.23%	258.08%	265.47%	207.44%	217.65%

90+ Day Delinquencies (Non-earning total finance receivables)	$686	$989	$1,395	$1,628	$1,610

Expense Ratios:
Salaries and Benefits Expense	$5,633	$5,988	$6,179	$6,587	$6,355
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	5.39%	5.34%	5.21%	5.24%	4.79%

Total personnel end of quarter	258	258	265	272	281

General and Administrative Expense	$3,489	$3,390	$3,374	$3,543	$3,900
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	3.34%	3.02%	2.85%	2.82%	2.94%

Efficiency Ratio	60.03%	56.36%	53.51%	54.67%	52.97%

Balance Sheet:

Assets
Investment in Leases and Loans	$439,933	$468,722	$500,203	$523,475	$553,296
Initial Direct Costs and Fees	8,495	8,945	9,302	9,510	9,932
Reserve for Credit Losses	(5,197)	(5,608)	(6,488)	(7,084)	(6,919)
Net Investment in Leases and Loans	$443,231	$472,059	$503,017	$525,901	$556,309
Cash and Cash Equivalents	49,007	70,025	64,970	75,537	85,830
Restricted Cash	13,175	10,747	3,520	2,161	1,786
Other Assets	27,108	26,206	30,841	36,041	35,614
Total Assets	$532,521	$579,037	$602,348	$639,640	$679,539

Liabilities
Deposits	283,782	341,993	378,188	419,598	461,516
Total Debt	$48,046	$33,083	$15,514	$5,413	$1,021
Other Liabilities	32,228	32,462	34,396	37,194	35,727
Total Liabilities	$364,056	$407,538	$428,098	$462,205	$498,264

Stockholders' Equity
Common Stock	$127	$127	$128	$129	$129
Paid-in Capital, net	86,740	87,359	87,492	88,312	89,161
Other Comprehensive Income (Loss)	51	66	55	41	(152)
Retained Earnings	81,547	83,947	86,575	88,953	92,137
Total Stockholders' Equity	$168,465	$171,499	$174,250	$177,435	$181,275

Total Liabilities and
Stockholders' Equity	$532,521	$579,037	$602,348	$639,640	$679,539

Capital and Leverage:
Equity	$168,465	$171,499	$174,250	$177,435	$181,275
Debt to Equity	1.97	2.19	2.26	2.40	2.55
Equity to Assets	31.64%	29.62%	28.93%	27.74%	26.68%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	32.04%	31.22%	29.35%	28.70%	27.67%
Tier 1 Risk-based Capital	34.77%	33.30%	31.76%	30.85%	29.73%
Total Risk-based Capital	35.85%	34.40%	32.95%	32.09%	30.86%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: www.marlinfinance.com
         (888) 479-9111